                                                                  EXHIBIT 10.10
                                    Sublease


                                    between


                                  AT&T Corp.,

                                  Sublandlord,



                                      and



                             VarsityBooks.com Inc.,

                                   Subtenant




                               Entire Sixth Floor
                    Rentable Floor Area: 34,342 Square Feet
                                 2020 K Street
                              Washington, DC 20001




                            Dated: September  , 1999

                                    * * * *


         The mailing, delivery or negotiation of this Sublease shall not be deemed an offer to enter into any transaction or to enter into any other relationship, whether on the terms contained herein or on any other terms. This Sublease shall not be binding nor shall either party have any obligations or liabilities or any rights with respect thereto, or with respect to the premises, unless and until both parties have executed and delivered this Sublease and the Prime Landlord has consented in writing to this Sublease. Until such execution and delivery of, and consent to this Sublease, either party may terminate all negotiation and discussion of the subject matter hereof, without cause and for any reason, without recourse or liability.

                                    * * * *

                               Table of Contents


                                                                                                         Page
1.   SUBLEASE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
2.   PARKING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
3.   PRIME LEASE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
4.   DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
5.   PRIME LANDLORD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
6.   TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
7.   RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
8.   REFUNDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
9.   SECURITY DEPOSIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
10.  SUBTENANT FIT-UP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
11.  ALTERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
12.  REPAIRS AND MAINTENANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
13.  UTILITIES AND SERVICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
14.  ASSIGNMENT AND SUBLEASING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
16.  NON-BINDING MEDIATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
17.  COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
18.  LIMITATIONS ON SUBLANDLORD'S LIABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
19.  ESTOPPEL CERTIFICATES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
20.  SUBORDINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
21.  CASUALTY AND CONDEMNATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
22.  CONSENT OR APPROVAL OF PRIME LANDLORD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
23.  NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
25.  BROKERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
26.    RIGHTS WITH RESPECT TO THE FURNITURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25





                                      (i)

                                                                                                         Page
25.  SUBTENANT'S DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
26.  SECURITY SYSTEMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
27.  SUBLANDLORD'S AND SUBTENANT'S POWER TO EXECUTE . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
28.  TABLE OF CONTENTS - CAPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
29.  CONSENT TO SUBLEASE BY PRIME LANDLORD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
29.  ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
EXHIBIT A  Description of Subleased Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
EXHIBIT B  Copy of the Prime Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
EXHIBIT C  Rent Schedule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
EXHIBIT D  The Furniture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33





                                      (ii)

                                    SUBLEASE


         This Sublease is entered into effective as of the            day of
September, 1999 by and between AT&T CORP., a New York corporation, with offices at 150 Mount Airy Road, Basking Ridge, New Jersey, 17920(hereinafter "Sublandlord") and VARSITYBOOKS.COM INC., a Delaware corporation, with offices at Suite 525, 1050 Thomas Jefferson Street, Washington, DC 20007 (hereinafter "Subtenant").

                             INTRODUCTORY STATEMENT

         By Lease dated July 28, 1995, subsequently amended by the First Amendment to Lease dated December 11, 1995 (the "Prime Lease"), 2020 K Street, L.P. (the "Prime Landlord") leased to Sublandlord the sixth floor, seventh floor, eighth floor, and a portion of the fifth floor, with a total rentable floor area of 121,042 square feet (the "Premises") in the building located at 2020 K Street, Washington, DC 20001 (hereinafter called the "Building").

         Sublandlord and Subtenant, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and each with intent to be legally bound, for themselves and their respective successors and assigns, agree as follows:

          1.  SUBLEASE

         Sublandlord, for and in consideration of the Subtenant's payment of the rent and performance of the covenants contained in this Sublease, does hereby demise and lease to Subtenant (i) the entire sixth floor of the Building, with a rentable floor area of 34,342 square feet, as shown on the floor plan which





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is attached hereto as EXHIBIT A (the "Subleased Premises"); and (ii) those items of furniture which are owned by Sublandlord and which are presently located on the sixth floor of the Building and more particularly described in EXHIBIT D (the "Furniture").

          2.  PARKING

         This Sublease grants no rights to Subtenant with respect to any automobile parking spaces, whether in the Building or elsewhere.

          3.  PRIME LEASE

         A true copy of the Prime Lease (with certain financial provisions deleted for reasons of confidentiality) is attached hereto as EXHIBIT B. Where not expressly inconsistent with the terms hereof and except as otherwise stated herein to the contrary, this Sublease shall be subject and subordinate to all of the terms and conditions contained in the Prime Lease as said terms and conditions affect the Subleased Premises. Except as otherwise set forth herein, all of the obligations of Sublandlord in its capacity as tenant under the Prime Lease with respect to the Subleased Premises are incorporated into this Sublease as obligations of Subtenant under this Sublease and shall be binding upon Subtenant to the same extent as if Subtenant were named as tenant and Sublandlord as landlord under the Prime Lease. For purposes of this incorporation from the Prime Lease of terms and conditions defining certain obligations of Subtenant under this Sublease, (i) references in the Prime Lease to the "Term" shall mean the Term of this Sublease and references to the "Premises" in the Prime Lease shall mean the Subleased Premises; and (ii) except as otherwise provided herein, when any fraction, factor or formula based on the floor area of the Premises is expressed in the Prime Lease, it will be adjusted by substituting the floor area of the Subleased Premises for the floor area of the Premises. Subtenant will not do or omit to do anything





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



which would result in a default by Sublandlord as tenant under the Prime Lease, and Subtenant will indemnify and hold Sublandlord harmless from and against all claims, demands or liabilities resulting from any breach, violation or nonperformance of any of Subtenant's obligations which are incorporated from the Prime Lease. Subject to the exceptions set forth herein, Subtenant shall be entitled to quiet enjoyment of the Subleased Premises for the Term. Any other provisions of this Sublease to the contrary notwithstanding, and without limiting the effect of the foregoing, this Sublease shall not be construed to grant or assign to Subtenant, or to give Subtenant any right to exercise, or interest in, any of the following rights, options, or entitlements that Sublandlord may have under the Prime Lease or under any other agreement: (i) any renewal, extension, or termination the Term; and (ii) any expansion, relocation, reduction or modification of the Premises; and (iii) any option, right of first refusal, or right of first offer with respect to the purchase or lease of any interest in the real estate of which the Premises are a part or any other real estate; and (iv) receipt of payment of, or any other right to receive or participate in, any increase in the equity value of the real estate of which the Premises are a part or any other real estate; and (v) entry onto, or use for any purpose of, the roof of the building in which the Premises are located. If Subtenant holds over upon the expiration of the Term of this Sublease, no month-to-month or other periodic tenancy or other right of possession or occupancy shall be deemed to have been created, regardless of whether Sublandlord accepts payment of any rent tendered by Subtenant, and Subtenant shall be deemed to be in possession of the Subleased Premises as a tenant at sufferance for rent at a rate, on a per diem basis, of two hundred percent of the rate of rent during the last month of the Sublease Term.





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         4.  DEFINITIONS

         All terms not expressly defined in this Sublease shall have the meanings given to them in the Prime Lease.

          5.  PRIME LANDLORD

         Subject to Section 18 of this Sublease, Subtenant will look solely to the Prime Landlord, and not to Sublandlord, for the performance of all services and obligations of the Prime Landlord under the Prime Lease with respect to the Subleased Premises.

          6.  TERM

         The term of this Sublease (the "Sublease Term") is three years and
five months and              days, commencing on September  , 1999 (the
"Commencement Date") and ending on February 28, 2003.

          7.  RENT

         a. The basic rent during the Sublease Term is payable in monthly installments in advance on the first day of each calendar month during the Sublease Term beginning on October 1, 1999, in accordance with Exhibit C (the "Rent Schedule").

         b. "Subtenant's Proportionate Share" means 28.37 percent. "Sublandlord's Base Year Expense Rent" means all amounts which Sublandlord is obligated to pay to Prime Landlord for the year 2000 as Additional Rent for Tenant's Expense Increase Share under Section 11 of the Prime Lease and for Tenant's Tax Increase Share under Section 12 of the Prime Lease. "Sublandlord's Annual Expense Rent" means all amounts which Sublandlord is obligated to pay to Prime Landlord as Additional Rent for each year after the year 2000 for Tenant's Expense Increase Share under Section 11 of the Prime Lease and for Tenant's Tax Increase Share under Section 12 of the Prime Lease. In addition to the basic rent set forth in section 7.a. above, Subtenant shall





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pay Sublandlord, as additional rent, Subtenant's Proportionate Share of the amount by which the Sublandlord's Annual Expense Rent for each year after the year 2000 exceeds the Sublandlord's Base Year Expense Rent. Subtenant will make these payments of additional rent to Sublandlord as follows: Subtenant's Proportionate Share of the amount by which each Landlord's Estimate Statement for each year after the year 2000 exceeds the Landlord's Estimate Statement for the year 2000, and Subtenant's Proportionate Share of the amount by which each Landlord's Final Statement under paragraph (f) in Section 12 of the Prime Lease for each year after the year 2000 exceeds the Landlord's Final Statement under paragraph (f) in Section 12 of the Prime Lease for the year 2000, will be due from Subtenant to Sublandlord on the same date that each payment from Sublandlord is due Prime Landlord with respect to each Landlord's Estimate Statement and each Landlord's Final Statement. In addition to the basic rent set forth in section 7.a. above, Subtenant also shall pay Sublandlord, as additional rent, Subtenant's Proportionate Share of all amounts other than Tenant's Expense Increase Share and Tenant's Tax Increase Share which Sublandlord is obligated to pay to Prime Landlord as other Additional Rent under the Prime Lease. The foregoing notwithstanding, Subtenant will pay, directly to the Prime Landlord or to Sublandlord as additional rent if so directed by Sublandlord, all Additional Rent or other charges under the Prime Lease that become due for utilities and services provided by the Prime Landlord only to the Subleased Premises, including all charges under paragraph (a) in
Section 13 of the Prime Lease for heating, ventilating and air conditioning the Subleased Premises during times other than Building Hours.

         c. The terms "basic rent" and "additional rent" are sometimes referred to herein as "Rent" or "rent" and shall include all sums due from





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Subtenant to Sublandlord under the terms of this Sublease.  All Rent shall be payable at the office of the Sublandlord at the following address:

                                  AT&T Corp.
                                  150 Mt. Airy Road
                                  Basking Ridge, New Jersey
                                  Attention: Lease Administration

or at such other address as directed by notice from Sublandlord to Subtenant.

          8.  REFUNDS

         Provided Subtenant is not in default under this Sublease, Sublandlord shall pay or credit to Subtenant a pro rata share of any refund of any overpayment which Sublandlord actually receives from Prime Landlord pursuant to paragraph (f) or paragraph (g) in Section 12 of the Prime Lease. The payment or credit (less any sums expended by Sublandlord for collection thereof) shall be made by Sublandlord to Subtenant within thirty (30) days of Sublandlord's receipt of any such sum. If Sublandlord exercises its right under the Prime Lease to audit amounts charged by Prime Landlord, then to the extent permitted under the Prime Lease Sublandlord will provide to Subtenant copies of all information revealed during the audit.

          9.  SECURITY DEPOSIT

         Subtenant has deposited with Sublandlord the sum of $93,333.34 as security for the full and faithful performance of every portion of this Sublease to be performed by Subtenant. If Subtenant defaults with respect to any provision of this Sublease, Sublandlord may use, apply or retain all or any portion of this security deposit to remedy such default. If any portion of said deposit is so used or applied, Subtenant shall, within ten (10) days after demand therefor, deposit cash with Sublandlord in an amount sufficient to restore the security deposit to its original amount, and Subtenant's failure to do so shall be a material breach of this Sublease. Sublandlord





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shall not be required to keep this security deposit separate from its general funds, and Subtenant shall not be entitled to interest on such deposit. If Subtenant shall fully and faithfully perform every provision of this Sublease to be performed by it, the security deposit or any balance thereof shall be returned to Subtenant within thirty (30) days of termination of the Term.

         10.  SUBTENANT FIT-UP

         Subtenant acknowledges and agrees that Subtenant has had the opportunity to inspect the Subleased Premises and the Furniture, and Subtenant accepts the Subleased Premises and the Furniture in their current "AS IS" condition, subject to all defects, latent or apparent.

         11.  ALTERATIONS

         Subtenant shall not make any alterations, improvements or installations in or to the Subleased Premises without the prior written consent of Sublandlord. All alterations and improvements shall be subject to the terms and conditions of the Prime Lease, and in those instances, if required, shall be subject to the Prime Landlord's approval as provided in the Prime Lease.
Any alterations, improvements or installations consented to by Sublandlord shall be made by Sublandlord or Sublandlord's contractors at the sole cost and expense of Subtenant.

         12.  REPAIRS AND MAINTENANCE

         Any repair and maintenance obligations with respect to the Subleased Premises which are the responsibility of the Sublandlord, as tenant under the Prime Lease, shall be performed by Subtenant at Subtenant's sole cost and expense. Subtenant agrees that it will notify Sublandlord promptly of the need for any repair to the Subleased Premises, even if Sublandlord is not responsible for any such repair. Notwithstanding anything contained herein to the contrary, in the event that a condition exists in the Subleased Premises





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that Prime Landlord is obligated to repair under the terms of the Prime Lease,
Subtenant shall so advise Sublandlord, and Sublandlord, in turn, shall promptly advise Prime Landlord thereof. Sublandlord shall have no liability to Subtenant for Prime Landlord's failure to make any such repair.

         13.  UTILITIES AND SERVICES

         Subtenant shall be entitled to all those services and utilities which Prime Landlord is required to provide to the Subleased Premises under the terms of the Prime Lease. Subtenant shall look solely to the Prime Landlord for the provision of such services and utilities, and Sublandlord shall not be responsible for Prime Landlord's failure to provide the same nor shall any such failure constitute an abrogation of any other terms or conditions of this Sublease. To the extent that Sublandlord becomes obligated under the Prime Lease to pay any extra charges to Prime Landlord for any services or utilities and such charge or increase is due to Subtenant's use of the Subleased Premises or extra utilities or services delivered only to Subleased Premises, then Subtenant will pay the charges to Sublandlord as additional rent, within ten days after receipt of Sublandlord's bill. Subtenant will arrange to have installed, at Subtenant's sole expense, on or before September 30, 1999, in each of the utility closets in the Subleased Premises, an electricity meter to measure electricity consumption by all workstations and electrical outlets in the Subleased Premises. To the extent that Sublandlord becomes obligated to pay any additional rent or other charges to Prime Landlord by reason of (i) any use by Subtenant of heating, ventilating, air conditioning other services in the Subleased Premises on Holidays or at times other than Building Hours, or
(ii) any use by Subtenant of electricity in excess of standard electrical energy requirements of five watts per square foot of the Subleased Premises as measured by the electricity meters, then Sublandlord will be entitled to





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reasonably estimate the amount of such additional rent or other charges and
Subtenant will pay such estimated amount to Sublandlord in monthly installments on the first day of each month in advance, as additional rent under this Sublease. Adjustments will be made by Sublandlord annually based on the actual amount of such additional rent charged by Prime Landlord, compared to the monthly installments of the estimated amount paid by Subtenant to Sublandlord, and Sublandlord will refund or credit any overpayment within sixty days after each anniversary of this Sublease, and Subtenant will pay to Sublandlord the amount of any underpayment within thirty days after receipt of Sublandlord's invoice.

         14.  ASSIGNMENT AND SUBLEASING

         (a) Subtenant shall not assign this Sublease or sub-sublet or rent (or permit occupancy or use of) the Subleased Premises, or any part thereof, without the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed (as hereinafter provided).

         (b) If at any time during the Sublease Term, Subtenant desires to assign this Sublease (other than to a Subtenant Affiliate, as hereinafter defined), or sub-sublet (or permit anyone to use) any part of the Subleased Premises, Subtenant shall give Sublandlord written notice of Subtenant's desire to do so ("Subtenant's Initial Notice"), which shall include, in the case of a sub-subletting, the portion of the Subleased Premises to be sub-sublet, the period of time that Subtenant desires to sub-sublet such space and the size, location and configuration of the space to be sub-sublet. Except with respect to assignments or sub-subleases to a Subtenant Affiliate pursuant to paragraph 14(j), Sublandlord may elect to recapture the Subleased Premises (or the portion thereof proposed to be sub-subleased if less than the entire Subleased Premises) by providing written notice thereof within forty (40) days





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after receipt from Subtenant of the Subtenant's Initial Notice.
Notwithstanding the foregoing, so long as Subtenant has not assigned this Sublease, Sublandlord shall not have the foregoing right to retake possession of the portion of the Subleased Premises proposed to be sub-sublet by Subtenant if the sum of the gross rentable area of such space plus the gross rentable area of all other space then being sub-sublet (excluding all space then being sub-sublet to Subtenant Affiliates) is less than twenty percent (20%) of the gross rentable area of the Subleased Premises (such space that is under the 20% threshold shall be referred to as the Base Sub-Sublet Space). In the event Sublandlord elects to recapture said space, (1) Sublandlord shall do so at the basic rent then being paid by Subtenant for the term proposed by Subtenant in Subtenant's Initial Notice; and (2) Subtenant shall be released from any and all obligations under this Sublease relating to such space which accrue or arise from and after the date that such retaking is effective and Subtenant has vacated such space and returned the same to Sublandlord in accordance with the terms of this Sublease.

         (c) If Sublandlord does not exercise its right to recapture the Subleased Premises (or part thereof proposed to be sub-subleased), Subtenant may assign or sub-sublease such space to third parties provided Subtenant first obtains Sublandlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed (as hereinafter provided). In order to obtain such consent, Subtenant shall, within one hundred sixty (160) days of Subtenant's Initial Notice (or simultaneously with Subtenant's Initial Notice), submit to Sublandlord written notice of its intent to sub-sublease or assign ("Subtenant's Second Notice") containing, in addition to the information contained in the Subtenant's Initial Notice the following information: current financial statements of the proposed assignee or sub-





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sublessee certified by an authorized officer of the assignee or sub-sublessee, the effective date of the proposed assignment or sub-subleasing, and the identity of the assignee or sub-sublessee, including the assignee's or sub-sublessee's exact legal name, identity of shareholders (unless publicly held), officers and directors, the proposed rent to be paid by the proposed assignee or sub-sublessee. Sublandlord shall have fifteen (15) business days from the receipt of Subtenant's Second Notice to review Subtenant's request and to notify Subtenant whether it will consent to such proposed sub-sublessee or assignee. Sublandlord's failure to respond within fifteen (15) business days after Sublandlord's receipt of Subtenant's Second Notice shall be deemed approval of the proposed assignment or sub-sublease, provided that Subtenant's Second Notice so states and refers to this paragraph 14(c).

         (d) It shall be deemed unreasonable for Sublandlord to withhold its consent if such assignment or sub-sublease meets all of the following conditions, and it shall be deemed reasonable for Sublandlord to withhold its consent if such assignment or sublease fails to meet any of the following conditions:

                 (i) Subtenant is not in default of its obligations under this Sublease beyond any applicable cure period; and

                 (ii) the assignee assumes all of the obligations of this Sublease, or the sub-sublessee agrees to be subject to all the terms and conditions of this Sublease; and

                 (iii) such assignment or sub-sublease will not permit the use of the Subleased Premises for any purpose forbidden by this Sublease; and

                 (iv) the proposed assignee, sub-sublessee or occupant (a) is of a type and quality consistent with the first-class nature of the Building, (b) has the financial capacity to undertake and perform the obligations

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         of this Sublease or the sub-sublease (as the case may be), and (c) is not a party by whom any suit or action could be defended on the ground of sovereign immunity; and

                 (v) the Prime Landlord has given its written consent to the proposed assignment or sub-sublease.

         (e) If Sublandlord does not exercise its right to recapture as provided above, and either (i) Subtenant fails to submit Subtenant's Second Notice (in accordance with the foregoing requirements) to Sublandlord within one hundred sixty (160) days after Subtenant sends Subtenant's Initial Notice, or (ii) Subtenant fails to assign this Sublease or sub-sublet the portion of the Subleased Premises to be sub-sublet to the sub-sublessee permitted by Sublandlord within ninety (90) days after the date of Sublandlord's consent to such assignment or sub-subletting (or Subtenant changes any of the proposed provisions of such assignment or sub-subletting, as stated in the Subtenant's Initial Notice), then, before Subtenant may assign this Sublease or sub-sublet any portion of the Subleased Premises, Subtenant shall notify Sublandlord again in writing of Subtenant's desire to assign the Sublease or sub-sublet the Subleased Premises (in the manner set forth in paragraph 14(b), above) and Sublandlord shall again have the right to elect to recapture such space in accordance with paragraph 14(b).

         (f) Subtenant shall pay to Sublandlord fifty percent (50%) of any "Subtenant's Profit" (defined below) derived by Subtenant from any assignment or sub-subletting (other than to a Subtenant Affiliate and other than from subletting of the Base Sub-Sublet Space). "Subtenant's Profit" means the excess of (i) all sums paid by the assignee or sub-subtenant or as rent or other consideration for the assignment or sublease (other than a security deposit), less "Subtenant's Transaction Costs" (defined below) over (ii) all sums paid to Sublandlord as basic rent and additional rent allocable to the Subleased Premises or the portion thereof sub-sublet, including any amounts paid by Subtenant to Prime Landlord in accordance with this Sublease as relates to the Subleased Premises or the portion thereof sub-sublet. "Subtenant's Transaction Costs" means all reasonable costs incurred by Subtenant in connection with such assignment or sub-subletting, including, without limitation, advertising costs, brokerage commissions, legal fees, and the cost of improvements to the Subleased Premises made by Subtenant for such assignee or sub-sublessee which costs shall be amortized over the remaining term of this Sublease (in the case of an assignment) or the term of the sub-sublease. Any allocation of rent paid by an assignee or a sub-subtenant to Subtenant between compensation for the use of the portion of the Subleased Premises sub-sublet and compensation for services provided to the assignee or sub-subtenant by or on behalf of Subtenant, or for equipment which Subtenant furnishes to the assignee or sub-subtenant, must be reasonable. In the case of a sub-sublease, Subtenant shall pay to Sublandlord fifty percent (50%) of Subtenant's Profit on a monthly basis in arrears commencing thirty (30) days after the effective date of the sub-sublease. Within thirty (30) days after the effective date of any sub-sublease, Subtenant shall submit to Sublandlord a statement containing a reasonably detailed calculation of any Subtenant's Profit derived from a sub-subletting, certified as correct by an officer of Subtenant. Within thirty
(30) days after Subtenant receives any amount from an assignee as consideration for an assignment, Subtenant shall submit to Sublandlord a statement containing a reasonably detailed calculation of any Subtenant's Profit derived from such assignment, certified as correct by an officer of Subtenant, and simultaneously with the delivery of such statement, Subtenant shall pay Sublandlord fifty percent (50%) of any Subtenant's Profit shown by such statement. Upon Sublandlord's request, Subtenant shall provide substantiation of Subtenant's calculation of Subtenant's Profit, reasonably satisfactory to Sublandlord.

         (g) Any assignment of this Sublease or any sub-sublease of the Subleased Premises shall not relieve Subtenant of any of its obligations under this Sublease.

         (h)  The term "assign" or "assignment" shall mean and refer to:

                 (i) any disposition or transfer by Subtenant of any or all of its rights and obligations under this Sublease, whether voluntary, by operation of law, or otherwise;

                 (ii) an imposition (whether or not consensual) of a lien, mortgage or encumbrance upon Subtenant's interest in this Lease;

                 (iii) an arrangement (other than a sub-sublet) which allows the use and occupancy of the Subleased Premises by any person or entity other than Subtenant;

                 (iv) a transfer or pledge of voting control of Subtenant (if Subtenant is a corporation) if in connection therewith either the net worth or general creditworthiness of Subtenant after such transfer or pledge is less than the net worth or general creditworthiness (as the case may be) of Subtenant immediately prior to such transfer or pledge; or

                 (v) a transfer of more than fifty percent (50%) of the partnership interests of Subtenant (if Subtenant is a partnership).

         (i) In the event of any sub-subletting or assignment, Subtenant shall remain fully liable to perform the obligations of the subtenant under this Sublease. The consent by Sublandlord to any sub-subletting or assignments shall not be construed as a waiver or release of Subtenant from the terms of any covenant or obligation under this Lease, nor shall the collection or acceptance of rent from any such assignee, sub-subtenant or occupant constitute a waiver or release of Subtenant from any covenant or obligation contained in this Sublease, nor shall any such assignment or sub-subletting be construed to relieve Subtenant from obtaining the prior written consent of Sublandlord and Prime Landlord to any further assignment or sub-subletting. In the event that Subtenant defaults hereunder, Subtenant hereby assigns to Sublandlord the rent due from any assignee or sub-subtenant and hereby authorizes any such assignee or each such sub-subtenant to pay said rent directly to Sublandlord. Nothing in this paragraph 14, however, shall result in any obligation of Sublandlord to any sub-subtenant of Subtenant.

         (j) Notwithstanding anything to the contrary contained in this paragraph 14, Subtenant may upon prior written notice to Sublandlord, but without Sublandlord's consent (but not without Prime Landlord's prior written consent if and to the extent required under the Prime Lease), assign this Sublease or sub-sublet the Subleased Premises to a corporation or other entity which shall control, be controlled by or be under common control with VarsityBooks.com Inc. (a "Subtenant Affiliate"), but only for so long as such entity remains a Subtenant Affiliate; and such assignment or subletting shall be deemed void and of no force or effect if such entity at any time ceases to be a Subtenant Affiliate (and in the case of any assignment, VarsityBooks.com Inc. shall again be subtenant under this Sublease. For the purposes of the immediately preceding sentence, "control" shall be deemed to be ownership of more than twenty-five percent (25%) of the legal or equitable interest of the controlled corporation or other business entity.

         (k) Sublandlord acknowledges that the Subleased Premises may be occupied by one or more Subtenant Affiliates and their employees and that, if such use lasts less than thirty (30) days, such use of the Subleased Premises shall not be considered an assignment or sub-sublease, unless Subtenant elects to treat it as such. Any of Sublandlord's representations, warranties, covenants, agreements, guarantees and indemnities made for the benefit of Subtenant or any rights or privileges granted by Sublandlord to Subtenant shall also inure to the benefit of such Subtenant Affiliate and its employees.

         15.  INSURANCE

         Subtenant will comply with all of the insurance requirements and obligations of Sublandlord with respect to the Subleased Premises as set forth in the Prime Lease and will name both Sublandlord and Prime Landlord as additional insureds on any required liability insurance policies. Paragraph
(h) in Section 18 of the Prime Lease is not applicable to the Subtenant.

         16.  NON-BINDING MEDIATION

         a. If a dispute arises out of or relates to this Sublease, or its breach, and the parties have not been successful in resolving such dispute through negotiation, the parties agree to attempt to resolve the dispute through non-binding mediation by submitting the dispute to a sole mediator selected by the parties or, at the option of a party, to mediation by the American Arbitration Association ("AAA"). If such dispute is not resolved by such non-binding mediation, the parties shall have the right to resort to any remedies permitted by law. All defenses based on passage of time shall be tolled during the mediation.

         b. The direct expenses of the mediation, including the compensation and expenses of the mediator and the fees of the AAA, shall be borne equally by the parties. All other costs incurred by the parties to this Sublease, including the parties' legal expenses and their witnesses' expenses, shall be borne by the party incurring the expense. The parties, their representatives, other participants and the mediator shall hold the existence, content and result of the mediation in confidence.

         17.  COMPLIANCE WITH LAWS

         In addition to performing all obligations as tenant under the Prime Lease which are incorporated into this Sublease, Subtenant shall promptly comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and municipal Governments and of any and all their Departments and Bureaus applicable to the use and occupancy of the Subleased Premises by Subtenant or any subtenant or assignee of Subtenant, for the correction, prevention and abatement of nuisances, violations or other grievances, in, upon or connected with the Subleased Premises during the Term or any renewal thereof, including without limitation all laws relating to environmental matters and the Americans with Disabilities Act, and shall also promptly comply with, and execute all rules, orders and regulations of the Board of Fire Underwriters for the prevention of fires (collectively referred to as "Legal Requirements") at its own cost and expense. Nothing in this paragraph shall be deemed a consent to the alteration, subletting or assignment of all or any portion of the Subleased Premises or of all or any of Subtenant's interests in this Sublease.

         If Subtenant shall fail or neglect to comply with the aforesaid Legal Requirements, or if Subtenant shall fail or neglect to make any repairs required by the terms of this Sublease, and if such breach continues for a period of ten(10) days after notice from Prime Landlord or Sublandlord regarding same, or, if the breach cannot be cured within ten(10) days, if Subtenant has not begun to cure the breach within such period and does not thereafter diligently prosecute the cure to completion, then Sublandlord or its agents may (but shall not be obligated to) enter the Subleased Premises and take such actions as necessary to cure the breach and comply with any and all of the said Legal Requirements, at the cost and expense of Subtenant; and, in case of Subtenant's failure to pay therefor, the said cost and expense shall be added to the next month's Rent and be due and payable as such.

         18.  LIMITATIONS ON SUBLANDLORD'S LIABILITY

         a. Subtenant acknowledges that Sublandlord has made no representations or warranties with respect to the Building or the Subleased Premises except as provided in this Sublease and Subtenant accepts the Subleased Premises in AS IS condition.

         b. If Sublandlord assigns its leasehold estate in the Building, Sublandlord shall have no obligation to Subtenant that arises after that assignment. Subtenant shall then recognize Sublandlord's assignee as Sublandlord of this Sublease.

         c. Sublandlord shall not be required to perform any of the covenants and obligations of the Prime Landlord under the Prime Lease, and insofar as any of the obligations of the Sublandlord hereunder are required to be performed under the Prime Lease by the Prime Landlord thereunder, Subtenant shall rely on and look solely to the Prime Landlord for the performance thereof. If the Prime Landlord shall default in the performance of any of its obligations under the Prime Lease or breach any provision of the Prime Lease pertaining to the Subleased Premises, Subtenant shall have the right, at Subtenant's expense and upon prior notice to Sublandlord, and in the name of Sublandlord to make any demand or institute any action or proceeding, in accordance with and not contrary to any provision of the Prime Lease, against the Prime Landlord under the Prime Lease for the enforcement of the Prime Landlord's obligations thereunder. Sublandlord will reasonably cooperate with Subtenant to allow Subtenant to make such demand or institute such action or proceeding for the enforcement of the Prime Landlord's obligations under the Prime Lease with respect to the Subleased Premises, but Sublandlord will not be required to incur any costs in performing this obligation. Subtenant shall defend, indemnify and hold Sublandlord harmless from and against any suit, action, cost, expense, damage or liability which arises out of or results from or is alleged to arise out of or result from Subtenant's exercise of its rights under this paragraph.

         d. Sublandlord will not be liable to Subtenant for any punitive, consequential, or indirect damages resulting from or arising out of any breach, violation or nonperformance of any of Sublandlord's obligations under this Sublease, and Subtenant expressly waives and releases Sublandlord from all such liability.

         19.  ESTOPPEL CERTIFICATES

         Either party hereto (the requested party) agrees that from time to time upon not less than fifteen (15) days prior notice by the other party (requesting party), the requested party or its duly authorized representative having knowledge of the following facts will deliver to the requesting party, or to such person or persons as the requesting party may designate, a statement in writing certifying (a) that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the Sublease as modified is in full force and effect); (b) the date to which the Rent and other charges have been paid; (c) that to the best of the requested party's knowledge, the requesting party is not in default under any provision of this Sublease or if in default, the nature thereof in detail.

         20.  SUBORDINATION

         This Sublease shall be subject and subordinate to the Prime Lease, any ground lease and to any mortgage or deed of trust thereon or on the fee simple interest in the Building or the land on which the Building is located.

         21.  CASUALTY AND CONDEMNATION

         If the Prime Lease is terminated with respect to the Subleased Premises upon the occurrence of a casualty or condemnation pursuant to the provisions of the Prime Lease, this Sublease shall automatically terminate at the same time and Subtenant shall have no claim against Sublandlord or Prime Landlord for the loss of its subleasehold interest or any of Subtenant's property. If the Prime Lease is not terminated with respect to the Subleased Premises upon the occurrence of a casualty or condemnation, the provisions of the Prime Lease with respect to casualty or condemnation shall apply to this Sublease and the Subleased Premises.

         22.  CONSENT OR APPROVAL OF PRIME LANDLORD

         If the consent or approval of Prime Landlord is required under the Prime Lease with respect to any matter relating to the Subleased Premises, Subtenant shall be required first to obtain the consent or approval of Sublandlord with respect thereto and, if Sublandlord grants such consent or approval, Sublandlord or Subtenant may forward a request for consent or approval to the Prime Landlord, but Sublandlord shall not be responsible for obtaining such consent or approval. Sublandlord shall have no liability to Subtenant for the failure of Prime Landlord to give its consent.

         23.  NOTICES

         All notices given pursuant to the provisions of this Sublease shall be in writing, addressed to the party to whom notice is given and sent registered or certified mail, return receipt requested, in a postpaid envelope or by nationally recognized overnight delivery service as follows:


                                  To Subtenant:

                                  (Prior to August 31, 1999)

                                  Attention: David Hozik
                                  VarsityBooks.com Inc.
                                  1050 Thomas Jefferson Street
                                  Washington, DC 20007


                                  (After September 1, 1999)

                                  Attention: David Hozik
                                  VarsityBooks.com Inc.
                                  Sixth Floor
                                  2020 K Street
                                  Washington, DC 20001


                                  To Sublandlord:

                                  Attention:  Lease Administration
                                  AT&T Corp.
                                  150 Mt. Airy Road
                                  Basking Ridge, New Jersey  07962

Unless specifically modified by this Sublease, Sublandlord shall be entitled to the length of notice required to be given Prime Landlord under the Prime Lease plus three (3) days and shall be entitled to give Subtenant the amount of notice required to be given tenant under the Prime Lease less three(3) days. All notices shall be deemed given upon receipt or rejection. Either party by notice to the other may change or add persons and places where notices are to be sent or delivered. In no event shall notice have to be sent on behalf of either party to more than three (3) persons.


         24.     OPTION TO RENEW; RIGHT OF FIRST OFFER

         (a) Sublandlord grants to Subtenant an option to renew the Sublease Term of this Sublease from March 1, 2003 until December 30, 2007 (the "Sublease Renewal Term"). The sole and exclusive manner in which Subtenant is authorized to exercise this option is by giving to Sublandlord, on or before February 28, 2002, written notice of Subtenant's election to exercise the option. The Sublease Renewal Term shall be on the same terms and conditions as initial Sublease Term, except that the basic rent shall be in accordance with the following schedule:


----------------------------------------------------------------------------------------------------------
START                                    END                                  MONTHLY RENT
----------------------------------------------------------------------------------------------------------
March 1, 2003                            December 31, 2003                                    $85,036.01
----------------------------------------------------------------------------------------------------------
January 1, 2004                          December 31, 2004                                    $86,736.73
----------------------------------------------------------------------------------------------------------
January 1, 2005                          December 31, 2005                                    $89,598.56
----------------------------------------------------------------------------------------------------------
January 1, 2006                          December 31, 2006                                    $91,390.53
----------------------------------------------------------------------------------------------------------
January 1, 2007                          December 30, 2007                                    $93,218.34
----------------------------------------------------------------------------------------------------------


         (b) During the Sublease Term, Subtenant shall have a right to sublease space located in the Premises, subject to terms and conditions stated in this paragraph (b) of this section 24 ("Right of First Offer"). The Right of First Offer is not applicable to (i) any re-subleasing, renewal, extension, or re-negotiation of any existing sublease agreement between Sublandlord and any party, including any expansion of premises now subleased by any other party; and (ii) any re-leasing by Sublandlord of all or part of the Premises by renewal, extension, or re-negotiation of the Prime Lease; and (iii) any surrender by Sublandlord to Prime Landlord of all or part of the Premises by termination, expiration, re-negotiation, or amendment of the Prime Lease; and
(iv) any sublease or assignment to any subsidiary or affiliate of AT&T Corp. or any corporation formed as a result of any merger or divestiture involving AT&T Corp. The Right of First Offer will not be effective unless (i) the Sublease is in full force and effect; and (ii) Subtenant is not be in default under the Sublease; and (iii) Subtenant's then-current financial condition, as revealed by its then-most recent financial statements (quarterly and annual financial statements including at least its income statements, balance sheets, and cash flow statement), demonstrates that Subtenant meets either the financial criteria that Sublandlord generally uses to lease space to Subtenants, or that Subtenant's net worth is at least equal to its net worth as of the effective date of this Sublease. Subject to the terms of this section 24, Sublandlord will not, during the Sublease Term, offer on the market or sublease to any third party any office space in the Premises without first offering Subtenant the right to sublease the office space. Sublandlord will not offer any part of the Premises for sublease on the open market unless and until Sublandlord has first notified Subtenant in writing (the "First Offer Subleasing Notice") that Sublandlord intends to offer the designated space to third parties and until a period of fifteen (15) days has elapsed from the date that Sublandlord has delivered to Subtenant the First Offer Subleasing Notice without Subtenant having notified Sublandlord in writing of Subtenant's desire to sublease all of the Available First Offer Space (defined below) and supplied current financial statements. The First Offer Subleasing Notice shall: (i) Advise Subtenant that Sublandlord intends to offer on the market the Available First Offer Space (defined below), and (ii) describe the amount and location of the space that has or will become available (the "Available First Offer Space"); and (iii) state the date on which the Available First Offer Space will be available for subleasing by Subtenant. If Subtenant delivers to Sublandlord written notice of Subtenant's desire to sublease all of the Available First Offer Space within fifteen days after Subtenant receives the First Offer Subleasing Notice, accompanied by financial statements meeting the requirements of this section

24, then the Available First Offer Space will be deemed to have been subleased by Tenant on the terms and conditions specified in this Section 24. If Subtenant declines or fails to effectively exercise the Right of First Offer as provided in this section 24, or fails to meet the conditions set forth in this section 24 that entitle Subtenant to exercise the Right of First Offer, then Sublandlord will be free to offer the particular Available First Offer Space previously identified in a First Offer Leasing Notice on the open market and to sublease some or all of that Available First Offer Space at any time without regard to the restrictions in this section 24 and on whatever terms Sublandlord may decide in Sublandlord's sole discretion. If Subtenant subleases Available First Offer Space from Sublandlord under this section 24, then the Available First Offer Space will be deemed to be a part of the Subleased Premises, and all of the terms and conditions of this Sublease will apply to the Available First Offer Space except that: (i) the Base Rent under this Sublease shall be increased, based on the same rate per square foot of the rentable floor area of the Subleased Premises including the Available First Offer Space that is applicable to the Subleased Premises as of the date immediately prior to the Available First Offer Space becoming a part of the Subleased Premises; and (ii) the commencement date of the Sublease for each particular Available First Offer Space will be the day on which the Available First Offer Space is delivered to the Subtenant broom clean, free of occupants, and otherwise in reasonably good condition, and the expiration date shall be the same as the expiration of the Sublease Term (or the Sublease Renewal Term, if the renewal option has been exercised). The parties will, within thirty (30) days after each time Subtenant exercises its right under this section 24 to add any Available First Offer Space to the Subleased Premises, confirm in writing: (i) The commencement date for the additional Available First Offer Space; (ii) identify in a scaled diagram the Available First Offer Space that was subleased and added to the Subleased Premises; (iii) the additional amount of Base Rent to be paid by reason of the addition of the Available First Offer Space to the Subleased Premises; and (iv) any other terms related to the Available First Offer Space or this sublease that either party reasonably requests to be confirmed.

         25.  BROKERS

         The parties warrant that they have had no dealings with any real estate broker or agent in connection with this Sublease, except Cushman & Wakefield, Inc. (the "Broker"). Each party covenants to pay, hold harmless and indemnify the other from and against any and all costs, expenses or liabilities for any compensation, commissions and charges claimed by any other broker or agent with respect to this Sublease or the negotiation thereof, based upon alleged dealings with the indemnifying party. Sublandlord agrees to pay the commissions of the Broker(s) in accordance with separate agreement(s).

         26.     RIGHTS WITH RESPECT TO THE FURNITURE

         Sublandlord will not remove the Furniture from the Subleased Premises during the Sublease Term (or during the Sublease Renewal Term, if Subtenant has exercised the option to renew specified in paragraph (a) of section 24 of this Sublease) except in accordance with this section 26 of this Sublease. Provided that Subtenant has exercised the option to renew specified in paragraph (a) of section 24 of this Sublease, and is not in default under this Sublease, at the end of the Sublease Renewal Term, Sublandlord's rights, title, and interest in the Furniture will be deemed to have been conveyed to the Subtenant. If Subtenant desires to remove any items of the Furniture from the Subleased Premises at any time during the Sublease Term, then Subtenant will notify Sublandlord in writing of Subtenant's intention to remove the

Furniture, identifying the specific items of Furniture to be removed. If Sublandlord does not remove the identified items of Furniture from the Subleased Premises, at Sublandlord's sole cost and expense, within fifteen (15) days after the date on which Sublandlord receives the notice from Subtenant, then all of Sublandlord's rights, title and interest in the items of Furniture identified in Subtenant's notice will be deemed to be conveyed to Subtenant, which conveyance will be come effective upon removal of such Furniture from the Subleased Premises by Subtenant. If Sublandlord's rights, title and interest in any such items of Furniture identified in Subtenant's notice are conveyed to Subtenant, then Subtenant will be responsible for the cost and expense of removal of such items of Furniture from the Subleased Premises prior to the expiration of the Sublease Renewal Term.

         25.  SUBTENANT'S DEFAULT

         (a) The occurrence of any one or more of the following matters constitutes an event of default by Subtenant under this Sublease:

                 (i) failure by Subtenant to pay basic rent within ten (10) business days after receipt of written notice of such failure to pay on the due date; or

                 (ii) failure by Subtenant to pay additional rent or any other amounts payable hereunder within ten (10) business days after receipt of written notice of such failure to pay when due; or

                 (iii) Subtenant shall be liquidated or dissolved (if a corporation or other entity); or

                 (iv) failure by Subtenant to observe or perform any other covenant, agreement, condition or provision of this Sublease, if such failure shall continue for twenty (20) days after receipt of written notice from Sublandlord to Subtenant, except that if such default cannot be cured within such twenty (20) day period, Subtenant shall have such longer period (not to exceed an additional seventy (70) days) as may be reasonably required to effectuate such cure if Subtenant commences to cure such default within such twenty (20) day period and thereafter diligently and continuously prosecutes such cure to completion.

         26.     SECURITY SYSTEMS

         Subtenant will be entitled to use the existing electronic system that controls access to the Building and the Subleased Premises by reading programmable electronic cards. Subtenant will be obligated to pay all costs for re-programming the system and issuing new access cards to Subtenant's employees. Subtenant will be obligated, at Subtenant's own cost, to enter into its own maintenance and service contract for the electronic access control system.

         27.  SUBLANDLORD'S AND SUBTENANT'S POWER TO EXECUTE

         Sublandlord (subject to Prime Landlord's consent) and Subtenant covenant, warrant and represent that they have full power and proper authority to execute this Sublease.

         28.  TABLE OF CONTENTS - CAPTIONS

         The Table of Contents and the captions appearing in this Sublease are inserted only as a matter of convenience and do not define, limit, construe or describe the scope or intent of the sections of this Sublease nor in any way affect this Sublease.

         29.  CONSENT TO SUBLEASE BY PRIME LANDLORD

         This Sublease shall not become operative until and unless the Prime Landlord has given to Sublandlord its consent hereto. Sublandlord shall not be responsible for Prime Landlord's failure to consent to this Sublease.

Should Prime Landlord not consent to this Sublease, each party shall be released from all obligations with respect hereto and neither party shall have any further rights in law or in equity with respect to this Sublease.

         29.  ENTIRE AGREEMENT

         This Sublease (which includes each of the Exhibits attached hereto) contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Sublease. This Sublease may not be changed, modified, terminated or discharged, in whole or in part, nor any of its provisions waived except by a written instrument which (a) shall expressly refer to this Sublease and (b) shall be executed by the party against whom enforcement of the change, modification, termination, discharge or waiver shall be sought.

         IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be properly executed as of the day and year first above written.



                                                 SUBLANDLORD
                                                 AT&T Corp.

                                                 By: /s/ AT&T Corp.
                                                    --------------------------

                                                    --------------------------
                                                    Name and Title


                                                 SUBTENANT
                                                 Varsity Books.com Inc.


                                                 By: /s/ VarsityBooks.com Inc.
                                                    --------------------------

                                                    --------------------------
                                                    Name and Title